UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2020

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2020, SuRo Capital Corp. (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through sales agents, shares of the Company’s common stock, par value $0.01 per share (the “Shares”). When established, the Company entered into an At-the-Market Sales Agreement, dated July 29, 2020 (the “Initial Sales Agreement”) with BTIG, LLC, JMP Securities LLC and Ladenburg Thalmann & Co., Inc. (collectively, the “Agents”) to sell Shares having an aggregate offering price of up to $50,000,000.

On September 23, 2020, the Company increased the maximum amount of Shares to be sold through the ATM Program to $150,000,000 from $50,000,000. In connection with the upsize of the ATM Program to $150,000,000, the Company entered into Amendment No. 1 to the At-the-Market Sales Agreement, dated September 23, 2020, with the Agents (the “Amendment No. 1 to the Sales Agreement,” and together with the Initial Sales Agreement, the “Sales Agreement”). Under the Sales Agreement, the Company may, but has no obligation to, issue and sell up to $150,000,000 in aggregate amount of Shares in the ATM Program, from time to time through the Agents, or to them, as principal for their own account. As of September 22, 2020, up to approximately $103.9 million in aggregate amount of the Shares remained available for sale under the ATM Program, reflecting the upsize of the ATM Program to $150.0 million.

Further details regarding the Sales Agreement and the ATM Program are set forth in the Company’s prospectus supplement dated July 29, 2020, prospectus supplement dated August 6, 2020, and prospectus supplement dated September 23, 2020 (collectively, the “Prospectus Supplements”), as may be amended from time to time, and the base prospectus, dated July 27, 2020 (together with the Prospectus Supplements, including any documents incorporated or deemed to be incorporated by reference in each Prospectus Supplement and the Base Prospectus, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.

The foregoing descriptions of the Initial Sales Agreement and the Amendment No. 1 to the Sales Agreement are not complete and are qualified in their entirety by reference to the full text of each of the Initial Sales Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on July 31, 2020, and the Amendment No. 1 to the Sales Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The offering of the Shares will be made pursuant to the Prospectus, which constitutes a part of the Company’s shelf registration statement on Form N-2 (File No. 333-239681) that was declared effective by the SEC on July 27, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

5.1	Opinion of Eversheds Sutherland (US) LLP, dated September 23, 2020

10.1	At-the-Market Sales Agreement, dated as of July 29, 2020, by and among SuRo Capital Corp., BTIG, LLC, JMP Securities LLC and Ladenburg Thalmann & Co., Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 3, 2020)

10.2	Amendment No. 1 to the At-the-Market Sales Agreement, dated as of September 23, 2020, by and among SuRo Capital Corp., BTIG, LLC, JMP Securities LLC and Ladenburg Thalmann & Co., Inc.

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2020	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green

Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary